Exhibit 99.1

Casey’s Issues Business Update Ahead of the ICR Conference

ANKENY, Iowa, Jan. 12, 2021 – (Business Wire) – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (Nasdaq: CASY), one of the leading convenience store chains in the United States, announced it will be participating virtually at the ICR Conference on Wednesday, January 13, 2021, at 1:30pm central time. A live webcast of the event will be available through the Company’s website on the Investor Relations page at investor.caseys.com.

In advance of the Company’s ICR Conference participation, select third quarter-to-date fiscal 2021 results through January 8, 2021 (“QTD”) are noted as follows.

QTD results noted herein are generally in-line with the information previously disclosed during the Company’s second quarter earnings call. QTD same-store fuel gallons are down in the low to mid-teens when compared to the same period in the third quarter of fiscal 2020. QTD fuel margins remain higher than historical averages and are currently above 30 cents per gallon.

Inside same-store sales (defined as the combination of Grocery and Other Merchandise and Prepared Food and Fountain) QTD are positive, with low single digit growth compared to the same period in the third quarter of fiscal 2020. Grocery and Other Merchandise same-store sales QTD are up mid-single digits, partially offset by pressure in Prepared Food and Fountain same-store sales QTD, which are down mid-single digits.

The Company continues to experience incremental costs due to COVID-19, including additional cleaning costs, higher than usual sick and quarantine pay, as well as incremental team member appreciation pay. As a result, QTD operating expenses vs. the prior year are up slightly more than the percentage increase experienced in the second quarter of fiscal 2021.

In connection with the previously disclosed pending Buchanan Energy acquisition, Casey’s and Buchanan Energy received a Request for Additional Information from the Federal Trade Commission (“FTC”). The effect of the request is to extend the anticipated closing date, initially expected to occur in late 2020. Casey’s continues to cooperate with the FTC and does not expect its review to have a material impact on the acquisition.

About Casey’s General Stores
Casey's General Stores is a Fortune 500 company (Nasdaq: CASY) operating over 2,200 convenience stores in 16 states. Founded more than 50 years ago, the company has grown to become the fourth-largest convenience store retailer and the fifth-largest pizza chain in the United States. Casey’s provides freshly prepared foods, quality fuel, and friendly service at every location. Guests can enjoy famous, made-from-scratch pizza, donuts, other assorted bakery items, and a wide selection of beverages and snacks. Learn more and order online at www.caseys.com, or in the mobile app.

About Buchanan Energy and Bucky’s Convenience Stores
Buchanan Energy and Bucky’s Convenience Stores were founded as a family-owned and operated business in 1980. Today, they operate convenience stores in Illinois, Iowa, Missouri, Nebraska and Texas. Learn more at www.buckysexpress.com.

Forward-looking Statements
This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include any statements, with respect to the Company and the acquisition (including the status and timing of the closing of the acquisition), relating to our expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores, and the potential effect of COVID-19.

There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to integration of the acquisition, executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website.

Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the presentation whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com.

Investor Relations Contact:
Brian Johnson (515) 965-6587
Brian.johnson@caseys.com

Media Relations Contact:
Katie Petru (515) 446-6772
Katie.petru@caseys.com